Exhibit 32

                                Certification by
                       pursuant to 18 U.S.C. Section 1350
        as adopted pursuant to Section 906 of Sarbanes-Oxley Act of 2002

      In connection with the Quarterly Report of National Lampoon, Inc and Subsidiaries (the "Company") on Form 10-QSB for the period ending October 31, 2006 as filed with the Securities and Exchange Commission and to which this Certification is an exhibit (the "Report"), the undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the periods reflected therein.


Date:  December 27, 2006        /s/ Daniel S. Laikin
                                ------------------------------------------------
                                Daniel S. Laikin, Chief Executive Officer


Date:  December 27, 2006        /s/ Bruce K. Long
                                ------------------------------------------------
                                Bruce K. Long, President


Date:  December 27, 2006        /s/ Jeff Gonzalez
                                ------------------------------------------------
                                Jeff Gonzalez, Interim Chief Financial Officer
                                and Principal Accounting Officer